SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY REGISTRANT    /X/     FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

-------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Materual Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2))


                                 Diacrin, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Diacrin, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-(6)i(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on whic the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

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


                                  Diacrin, Inc.
                            Building 96, 13th Street
                              Charlestown Navy Yard
                        Charlestown, Massachusetts 02129

                  Notice of 2000 Annual Meeting of Stockholders
                           To Be Held on June 29, 2000

         The 2000 Annual Meeting of Stockholders of Diacrin, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Thursday, June 29, 2000 at 10:00 a.m., local time, to consider and act upon the following matters:

         1.   To elect seven directors for a one-year term;

         2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on May 24, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.


                                           By Order of the Board of Directors,



                                                Steven D. Singer, Secretary
Charlestown, Massachusetts
May 24, 2000






--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                  Diacrin, Inc.
                            Building 96, 13th Street
                              Charlestown Navy Yard
                        Charlestown, Massachusetts 02129

           Proxy Statement for the 2000 Annual Meeting of Stockholders
                           To Be Held on June 29, 2000

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diacrin, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 29, 2000 (the "Annual Meeting") and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

         The Company's Annual Report for 1999 was mailed to stockholders, along with these proxy materials, on or about May 24, 2000.

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of Investor Relations, Diacrin, Inc., Building 96, 13th Street, Charlestown Navy Yard, Charlestown, Massachusetts 02129.

Securities and Votes Required

         At the close of business on May 24, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 17,908,659 shares of common stock, $0.01 par value per share (the "Common Stock") (constituting all of the outstanding voting stock of the Company). Each share of Common Stock entitles the holder to one vote.

         Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters represented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current year.

         Shares of Common Stock which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of the directors and the ratification of independent accountants.

Principal Stockholders

     The following table sets forth the beneficial ownership of the Company's Common Stock as of May 1, 2000 by:

   - each person who is known to beneficially own more than 5% of the Company's Common Stock;

   - each director or nominee for director of the Company;

   - each executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below; and

   - all executive officers and directors of the Company as a group.

         Unless otherwise noted, each person or group has sole voting and investment power of the shares listed. The inclusion of any shares listed below as beneficially owned does not constitute an admission of beneficial ownership of those shares.

         The "Options/Warrants" column reflects shares of the Company's Common Stock subject to options or warrants which are exercisable within 60 days after May 1, 2000. The shares of the Company's Common Stock which are subject to options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options or warrants, but are not deemed to be outstanding for computing the percentage of ownership of any other person. As of May 1, 2000, there were 17,908,659 shares of Common Stock outstanding.



                                                             Number of Shares
                                                            Beneficially Owned              Percentage of
                  Name and Address                     Shares        Options/Warrants       Shares Owned
                  ----------------                     ------        ----------------       ------------
    HealthCare Ventures II, L.P. (1)..............   3,196,385             --                  17.8%
    HealthCare Ventures III, L.P. (1).............     994,078             --                   5.6
    HealthCare Ventures IV, L.P. (1)..............     291,922             --                   1.6
    Rho Management Trust II (2)...................   1,592,887             --                   8.9
    Hudson Trust (3)..............................   1,342,680             --                   7.5
    State of Wisconsin Investment Board (4).......   1,765,500           650,000               13.0
    Thomas H. Fraser, Ph.D........................     483,488           146,250                3.5
    Zola P. Horovitz, Ph.D........................       4,000            16,125                 *
    John W. Littlechild (1).......................   4,482,385            10,000               25.1
    Stelios Papadopoulos, Ph.D....................     200,000            10,000                1.2
    Joshua Ruch (5)...............................   1,759,587            10,000                9.9
    Henri A. Termeer..............................       7,750            44,250                 *
    Christopher T. Walsh, Ph.D....................        --              14,250                 *
    E. Michael Egan...............................       4,169           142,495                1.0

    All directors and executive officers as a
    group (9 persons).............................    6,941,379          408,020               40.1


-------------------------------------

*  Less than 1.0%

(1) John W. Littlechild is a general partner of HealthCare Partners II, L.P. ("HCPII"), HealthCare Partners III, L.P. ("HCPIII") and HealthCare Partners IV, L.P. ("HCPIV"), the general partner of HealthCare Ventures II, L.P. ("HCVII"), HealthCare Ventures III, L.P. ("HCVIII") and HealthCare Ventures IV, L.P. ("HCVIV"), respectively. Mr. Littlechild, together with James H. Cavanaugh, Harold R. Werner and William Crouse, the other general partners of HCPII, HCPIII and HCPIV, share voting and investment control with respect to shares owned by HCVII, HCVIII, and HCVIV, respectively. Mr. Littlechild does not own any shares of the Company's capital stock in his individual capacity. The address of HealthCare Ventures II, III and IV, L.P. is 44 Nashua Street, Princeton, New Jersey 08542.

(2) Rho Management Partners, L.P. may be deemed the beneficial owner of these shares pursuant to an investment advisory agreement that confers sole voting and investment control over such shares to Rho Management Partners, L.P. The address of Rho Management Trust II is c/o Rho Management Company, Inc., 152 West 57th Street, New York, New York 10019.

(3) The address of Hudson Trust is c/o Summit Asset Management Co., Inc., 47 Hulfish Street, Suite 420, Princeton, New Jersey 08542.

(4) The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(5) Mr. Ruch is a controlling person of Rho Management Partners, L.P. and may be deemed the beneficial owner of the shares held by Rho Management Trust
     II. In addition, Mr. Ruch exercises investment and voting authority over 166,700 shares directly for his own account, for the account of family members or for the account of other clients of Rho Management Partners, L.P.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Company's By-Laws provide that the Board of Directors shall fix the number of directors to constitute the Board. The Board of Directors has fixed the number of directors at seven to serve until the 2001 Annual Meeting of Stockholders.

         The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Company.

         Each director will be elected to hold office until the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

         Set forth below is the name and age of each member of the Board of Directors, the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of May 1, 2000, appears above under the heading "Principal Stockholders." There are no family relationships between or among any officers or directors of the Company.



                                              Year First               Principal Occupation or
                                               Became a              Employment During Past Five
               Name                   Age      Director            Years and Current Directorships

Thomas H. Fraser, Ph.D.               52         1990       President, Chief Executive Officer and
                                                            Director of the Company since 1990.

Zola P. Horovitz, Ph.D.               65         1994       Vice President, Business Development and
                                                            Planning from 1991 to 1994  of Bristol-Myers
                                                            Squibb Pharmaceutical Group; Chairman of the
                                                            Board of Directors of Magainin
                                                            Pharmaceuticals; Director of Avigen Inc.,
                                                            BioCryst Pharmaceuticals, Clinicor, Inc.,
                                                            HeavenlyDoor.com, Shire Pharmaceuticals and
                                                            Synaptic Pharmaceuticals, Inc.

John W. Littlechild                   48         1992       Principal, HealthCare Ventures LLC, a
                                                            venture capital management company,
                                                            since 1992; Director of Orthofix
                                                            International  N.V., a medical device
                                                            company; Director of AVANT
                                                            Immunotherapeutics, a biotechnology company.




                                              Year First               Principal Occupation or
                                               Became a              Employment During Past Five
               Name                   Age      Director            Years and Current Directorships

Stelios Papadopoulos, Ph.D.           51         1991       Managing Director at SG Cowen Securities
                                                            Corporation; prior to joining SG Cowen
                                                            Securities Corporation in February 2000,
                                                            Chairman of PaineWebber Development
                                                            Corp., a PaineWebber subsidiary.

Joshua Ruch                           50         1998       Chairman and Chief Executive Officer of Rho
                                                            Management Company, Inc., an investment
                                                            advisory firm with which he has been
                                                            affiliated since 1981.

Henri A. Termeer                      54         1996       President and Director since 1983, Chief
                                                            Executive Officer since 1985 and Chairman of
                                                            the Board of Directors since 1988 of Genzyme
                                                            Corporation; Director of Abiomed, Inc.,
                                                            AutoImmune Inc., GelTex Pharmaceuticals Inc.
                                                            and Genzyme Transgenics Corporation, all
                                                            biotechnology companies; trustee of
                                                            Hambrecht & Quist Healthcare Investors and
                                                            of Hambrecht & Quist Life Sciences Investors.

Christopher T. Walsh, Ph.D.           56         1997       Professor of Biological Chemistry and
                                                            Molecular Pharmacology at Harvard Medical
                                                            School since 1987 and Chair of that
                                                            department from 1987 to 1995; President of
                                                            the Dana-Farber Cancer Institute from 1992
                                                            to 1995.


Meetings of Board of Directors and Committees

         During 1999, the Board of Directors held eight meetings. Each director, other than Henri Termeer, attended at least 75% of the meetings of the Board and of the committees on which he then served.

         The Company has a Compensation Committee composed entirely of directors who are not employees of the Company. The Committee provides recommendations to the Board regarding compensation programs of the Company, administers the Company's stock option plans and is authorized to grant stock options under such plans to officers and directors of the Company. In addition, this Committee approves the compensation paid to the President and Chief Executive Officer and other executive officers of the Company. The Compensation Committee met once during 1999. The current members of the Compensation Committee are Messrs. Littlechild and Termeer and Dr. Papadopoulos. See "Report of the Compensation Committee" below.

     The Company has an Audit and Finance Committee which provides the opportunity for direct contact between the Company's independent auditors and the Board, reviews the effectiveness of the auditors during the annual audit, monitors the Company's internal accounting control policies and procedures, oversees financial reporting to stockholders, oversees the ethical behavior of management, and considers and recommends the selection of the Company's independent auditors. The Audit and Finance Committee met once during 1999. The current members of the Audit and Finance Committee are Drs. Fraser, Papadopoulos and Horovitz. The Company does not have a Nominating Committee or a committee serving similar functions. Nominations are made by and through the full Board of Directors.

Director Compensation

         Drs. Horovitz and Walsh each receive $2,000 plus expenses per board meeting attended plus an additional $4,000 annually for consulting work performed on behalf of the Company. No other directors receive any cash compensation for services on the Board of Directors.

         On September 13, 1999, all non-employee directors were granted an option to purchase 6,000 shares of Common Stock under the Company's 1997 Stock Option Plan at an exercise price of $5.13 per share. The options may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter.

Executive Compensation

         Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of the Company's Chief Executive Officer and one other executive officer (the "Named Officers"):

                                             Annual Compensation               Long-Term Compensation
                                                                                        Awards
                                                                         -------------------------------------
           Name and                                                            Securities Underlying
      Principal Position        Year     Salary($)(1)      Bonus($)(2)                Options

Thomas H. Fraser                1999    $   260,000        $   40,000                    25,000
   President and Chief          1998        250,000            35,000                    25,000
   Executive Officer            1997        240,000            45,000                    50,000 (3)

E. Michael Egan                 1999    $   190,000        $   30,000                    20,000
   Senior Vice President        1998        180,000            25,000                    20,000
   of Corporate Development     1997        170,000            30,000                    20,000

------------------------------
(1) Amounts shown include cash compensation earned and received by the Named Officers as well as amounts earned but deferred at the election of these officers to the Company's 401(k) Plan.

(2) Amounts in this column represent bonuses paid or accrued under the annual management bonus plan.

(3) Amount includes 20,000 options granted in 1997 in recognition of fiscal 1996 performance.

         Option Grants Table. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 to the Named Officers:


                                   Individual Grants
                     -------------------------------------------------------------

                                                                                  Potential Realizable Value
                        Number of      Percent of                                  at Assumed Annual Rates of
                       Securities    Total Options                                 Stock Price Appreciation
                        Underlying     Granted to    Exercise or                     for Option Term (2)
                         Options      Employees in   Base Price     Expiration  ----------------------------
         Name        Granted (#) (1)  Fiscal Year       ($/Sh)          Date          5%($)        10%($)
        -----       ---------------  -----------     -----------    ---------    ------------   ---------

Thomas H. Fraser          25,000          14%           $6.25        12/30/09       $98,265      $249,022
E. Michael Egan           20,000          11%           $6.25        12/30/09       $78,612      $199,218


(1)  Options   granted  in  1999  become   exercisable   in  four  equal  annual
     installments, commencing 12 months after the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

         Aggregated Option Exercises and Year-End Option Table. The following table sets forth certain information regarding aggregate option exercises during the fiscal year ended December 31, 1999 and the number and value of unexercised stock options held as of December 31, 1999 by the Named Officers:

                                                                  Number of
                                                            Securities Underlying       Value of Unexercised
                                                           Unexercised Options at      In-the-Money Options at
                                                              Fiscal Year-End (#)      Fiscal Year-End ($) (2)
                                                            ----------------------    -------------------------
                       Shares Acquired    Value Realized         Exercisable/                Exercisable/
     Name              on Exercise (#)       ($) (1)            Unexercisable               Unexercisable
  -----------         ---------------     --------------      -----------------       --------------------------

Thomas H. Fraser             -                 -            133,750   /   63,750         $453,437   /  $29,686
E. Michael Egan              -                 -            142,495   /   50,000          570,475   /   23,750



(1) Represents the difference between the exercise price and the value of the Company's Common Stock on the date of exercise.

(2) Based on the value of the Company's Common Stock on December 31, 1999 ($6.50 per share), less the option exercise price.

Employment Agreements

         The Company has entered into a letter agreement with Dr. Fraser dated February 6, 1990, providing for an annual salary plus bonus as determined by the Board of Directors. The Company has agreed with Dr. Fraser to continue to pay his then current salary for a period of six months if it terminates his employment without cause. Dr. Fraser has also agreed not to compete with the Company for one year following termination of his employment. At the Company's election, this non-competition provision can be extended for an additional two-year period upon the payment of additional consideration.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all
Section 16(a) forms that they file.

         Based solely on its review of the copies of such reports received or written representations that no other reports were required, the Company believes that, during the fiscal year ended December 31, 1999, its officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals.

Report of the Compensation Committee

         The Company's executive compensation program is administered by the Compensation Committee (the "Committee"), which is composed of three directors who are neither employees nor officers of the Company. The Committee reviews and approves the salaries and incentive compensation of the Chief Executive Officer and the other executive officers of the Company.

         The objectives of the Company's executive compensation program are as follows:

o provide an incentive for the achievement of strategic goals and objectives of the Company;

o support the pay-for-performance concept by tying executive compensation to the Committee's subjective determination of the quality of performance for the preceding fiscal year;

o attract and retain key executives essential to the long-term success of the Company; and

o align the executive officers' interests with the long-term interests of the stockholders.

         The  Company's  executive   compensation   program  consists  of  three
principal elements-- base salary, an annual management cash bonus and incentive stock options.

         Given that the Company is in the process of developing its initial products, the Committee does not believe that the use of profit levels as a measure of the Company's achievements or as a basis for compensation decisions is appropriate. However, the Committee considers the ability to control losses without compromising the progress of the Company's product development programs.

         The Chief Executive Officer submits for the Committee's consideration at the end of the fiscal year the amount of proposed compensation (following fiscal year base salary, current fiscal year cash bonus and stock option awards) for himself and for the Company's other executive officers. The factors considered by the Chief Executive Officer in making his recommendations to the Committee are the Board of Directors' prior evaluation of the Company's success in meeting its strategic objectives during the most recent fiscal year and the Chief Executive Officer's subjective evaluation of each executive officer's individual performance. The Committee acts upon the recommendations made with respect to the executive officers after weighing the Board of Directors' evaluation of the Company's overall achievements for the year, the Chief
Executive Officer's discussion of each executive officer's individual performance for the year and each executive officer's current level of compensation. The Committee members, based upon their active professional involvement with other companies within the Company's industry, are also able to assess whether proposed compensation levels are in keeping with industry norms.

         The Committee applies this same criteria in evaluating the Chief Executive Officer's cash compensation as that applied to the other executive officers of the Company. The base salary for fiscal 1999 of the President and Chief Executive Officer of the Company was increased by $10,000 to $260,000. On December 30, 1999, the Compensation Committee granted Dr. Fraser an option to purchase 25,000 shares of Common Stock at a per share exercise price of $6.25 for his performance during the 1999 fiscal year. The option was granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vests in four annual installments commencing one year following the date of grant as long as Dr. Fraser remains employed by the Company. In awarding this option to Dr. Fraser, the Committee subjectively considered the compensation criteria discussed above as well as its interests in providing incentives for long-term performance, promoting retention of employees and further aligning the interests of the Chief Executive Officer with that of the stockholders.

         The Company does not believe that section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.



Compensation Committee


John W. Littlechild
Stelios Papadopoulos
Henri Termeer

Compensation Committee Interlocks and Insider Participation

         Mr. Termeer serves on the Company's Compensation Committee. In September 1996, the Company's formed a joint venture with Genzyme Corporation to develop and commercialize the Company's NeuroCell(TM)-PD and NeuroCell(TM)-HD products for transplantation into patients with advanced Parkinson's disease and Huntington's disease, respectively. Under the terms of the joint venture agreement which was effective October 1, 1996, Genzyme has agreed to provide 100% of the first $10 million in funding and 75% of the following $40 million in funding for the development and commercialization of the two products. All costs incurred in excess of $50 million are to be shared equally between the Company and Genzyme in accordance with the terms of the agreement. Any profits of the joint venture will be shared equally by the two parties. Mr. Termeer, a member of the Company's Board of Directors, is President, Chief Executive Officer and Chairman of the Board of Genzyme. The Company has recorded approximately $12.4 million in revenue from the joint venture since it commenced. Revenues recognized from the joint venture and funded by Genzyme in accordance with the terms of the joint venture agreement are currently expected to represent a substantial majority of the Company's revenues in 2000.

Certain Relationships and Related Transactions

         In  September  1996,  the Company  formed a joint  venture with Genzyme
Corporation to develop and commercialize the Company's NeuroCell(TM)-PD and NeuroCell(TM)-HD products for transplantation into patients with advanced Parkinson's disease and Huntington's disease, respectively. Under the terms of the joint venture agreement which was effective October 1, 1996, Genzyme has agreed to provide 100% of the first $10 million in funding and 75% of the following $40 million in funding for the development and commercialization of the two products. All costs incurred in excess of $50 million are to be shared equally between Genzyme and the Company in accordance with the terms of the agreement. Any profits of the joint venture will be shared equally by the two parties. Mr. Termeer, a member of the Company's Board of Directors, is the President, Chief Executive Officer and Chairman of the Board of Genzyme. During 1999, the Company recognized $2,970,846 in revenues, all of which were from the joint venture with Genzyme. Revenues recognized from the joint venture and funded by Genzyme in accordance with the terms of the joint venture agreement are currently expected to represent a substantial majority of the Company's revenues in 2000.

Stock Performance Graph

         The following graph compares, for the period commencing August 12, 1996 (the date on which the Company's Common Stock commenced trading on the Nasdaq Stock Market) and ending on December 31, 1999, the total return of the Company's Common Stock with the total return of (i) the Nasdaq Stock Market (U.S.) and
(ii) the Nasdaq Pharmaceuticals Index. This graph assumes the investment of $100 on August 12, 1996 in the Company's Common Stock (at the initial public offering price) and each of the indices listed above, and assumes dividends are reinvested. The Company has not paid any dividends on its Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
              AMONG DIACRIN, INC., THE NASDAQ STOCK MARKET-US INDEX
                 AND THE NASDAQ PHARMACEUTICALS INDEX

[Stock Performance Graph]


                                       Cumulative Total Return
                                ------------------------------------------------
                                8/12/96   12/31/96  12/31/97  12/31/98  12/31/99
DIACRIN, INC.            DCRN     $100      $141      $140      $ 82      $ 90
NASDAQ STOCK MARKET-US   NAS       100       113       139       195       353
NASDAQ PHARMACEUTICALS   NAP       100       109       112       144       267

* $100 INVESTED ON 8/12/96 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

     For the period from February 12, 1996 (the effective date of the Company's initial public offering) until August 9, 1996, the Company's Units (each of which consisted of one share of Common Stock and one Common Stock Purchase Warrant) traded on the Nasdaq Stock Market. The trading range of the Units during this six month period was between $8.00 and $14.75. The Units were offered at $8.00 on February 12, 1996 and closed at $10.50 on August 9, 1996 (the last trading date before the Common Stock and the Common Stock Purchase Warrant began to trade separately).


         PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, or otherwise, to obtain proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses in this regard.

     Subject to the terms and conditions set forth herein, all Proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number and number of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

Proposals for the 2001 Annual Meeting

     In order to be included in proxy materials for the 2001 Annual Meeting of Stockholders, pursuant to Rule 14(a)-8 under the Exchange Act, stockholders' proposed resolutions must be received by the Company at its offices, Building 96, 13th Street, Charlestown Navy Yard, Charlestown, Massachusetts 02129 on or before January 25, 2001. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

     If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting of Stockholders, pursuant to Rule 14(a)-4 under the Exchange Act, such stockholder must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice at least 45 days prior to the anniversary of the mailing of this year's proxy materials, which would be April 9, 2001. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.





                                           By Order of the Board of Directors,




                                              Steven D. Singer, Secretary
May 24, 2000


--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.
--------------------------------------------------------------------------------

Appendix A


PROXY
                                  DIACRIN, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 29, 2000

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Thomas H. Fraser, Kevin Kerrigan and Steven D. Singer, and each of them, with full power of substitution, as proxies to represent and vote as designated herein all shares of stock of Diacrin, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109 on Thursday, June 29, 2000 at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ANY PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE ITS EXERCISE BY DELIVERY OF A WRITTEN REVOCATION OR A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

1. Election of Directors                 Nominees:         Thomas H. Fraser
[   ]             FOR all nominees                         Zola P. Horovitz
                  (except as marked below)                 John W. Littlechild
                                                           Stelios Papadopoulos
[   ]             WITHHELD from all nominees               Joshua Ruch
                                                           Henri A. Termeer
                                                           Christopher T. Walsh

2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000.
               For  [  ]   Against  [  ]   Abstain  [  ]

3. To Transact such other business as may properly come before the meeting or any adjournment thereof.
               For  [  ]   Against  [  ]   Abstain  [  ]


Signature________________________________    Date ___________________

Signature________________________________    Date ___________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.
If a partnership, please sign in partnership name by authorized person.